Jewell & Langsdale

Certified Public Accountants
1615 Bonanza St., Suite 209, Walnut Creek, CA 94596-4530 Telephone (925) 935-1028, Fax (925) 935-1029

Irene T. Jewell, C.P.A.                                                        Wilbur M. Parker (1923 - 1992)
Gary R. Langsdale, C.P.A.

Board of Directors and Shareowners
California News Tech, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated as of February 18, 2005, which appears in the California News Tech, Inc. Annual Report 10-KSB filed on April 15, 2005 for the fiscal year ended December 31, 2004, which is incorporated herein by reference.

/s/ Jewell & Langsdale
Walnut Creek, California
November 16, 2005